                                    EXHIBIT A
                  (OPINION RE: LEGALITY AND CONSENT OF EXPERTS)

                        FROHLING, HUDAK & MCCARTHY, P.C.
                               COUNSELLORS AT LAW

425 EAGLE ROCK AVENUE                                      P.O. BOX 22888
      SUITE 200                                           NEWARK, NJ 07101
 ROSELAND, NJ 07068                                        (973) 622-2800
   (973) 226-4600
 FAX (973) 226-0969                                       PLEASE REPLY TO:
                                                            X   ROSELAND
                                                                NEWARK


                                          October 30, 1997

Securities & Exchange Commission
450 Fifth St., N.W.
Washington, DC 20549

      Re:   Sterling Worldwide Corporation
            Registration on Form S-8

Dear Sirs:

      We are securities counsel to Sterling Worldwide Corporation, a Nevada corporation (the "Company"). We are rendering this opinion in connection with the registration under the Securities Act of 1933, as amended, of 3,000,000 shares of Common Stock, $.001 par value, of the Company which may be issued from time to time pursuant to the terms of the Company's Stock Plan and certain other individual plans.

      We have examined such instruments, documents and records, which we deem relevant and necessary in order for us to render the opinion below. In such examination, we have assumed the genuiness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

      Based on such examination, we are of the opinion that the 3,000,000 shares of common stock which may be issued are duly authorized shares of the Company's Common Stock, and when issued shall be validly issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion as an exhibit to the registration statement referred to above and the use of our name wherever it appears in said registration statement.

                                          Very truly yours,




                                          FROHLING, HUDAK & McCARTHY, P.C.
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                            BERKOVITS & COMPANY, P.A.
                          CERTIFIED PUBLIC ACCOUNTANTS

                     8211 WEST BROWARD BOULEVARD - SUITE 340
                            PLANTATION, FLORIDA 33324
                                 (954) 475-3199
                               DADE (305) 944-9326
                               FAX (954) 472-2308
                                 (800) 686-3521
                           http//www.berkovits-cpa.com


               Consent of Independent Certified Public Accountants


As independent certified public accountants, we hereby consent to the incorporation by reference in this form S-8 of our report dated July 28, 1997, Sterling Worldwide Corporation.










Plantation, Florida
October 6, 1997

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